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                                                                 EXHIBIT 99.1(d)

                        ARTICLES SUPPLEMENTARY TO THE

                         ARTICLES OF INCORPORATION OF

                       MERRILL LYNCH PHOENIX FUND, INC.

        MERRILL LYNCH PHOENIX FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Board of Directors of the Corporation on July 12, 1995, adopted resolutions in accordance with Section 2-105(c) of the General Corporation Law of Maryland, to increase the total number of shares of capital stock of the Corporation. The capital stock shall be classified into four classes, consisting of FIFTY MILLION (50,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), FIFTY MILLION (50,000,000) shares of Class C Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

        SECOND: The total number of shares of all classes of capital stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

        TWO HUNDRED MILLION (200,000,000) shares of capital stock of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000), classified into four classes consisting of FIFTY MILLION (50,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), FIFTY MILLION (50,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), FIFTY MILLION (50,000,000) shares of Class C Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and FIFTY MILLION (50,000,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000).


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        THIRD: The total number of shares of all classes of capital stock of the
Corporation as increased, and the number and par value of the shares of each class, are as follows:

        The total number of shares of capital stock which the Corporation shall have the authority to issue shall consist of THREE HUNDRED MILLION (300,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Thirty Million Dollars ($30,000,000), classified into four classes consisting of FIFTY MILLION (50,000,000) shares of Class A Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000), ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), FIFTY MILLION (50,000,000) shares of Class C Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Five Million Dollars ($5,000,000) and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock with the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

        FOURTH: The aforesaid action by the Board of Directors was taken pursuant to authority and power contained in the Articles of Incorporation.

        IN WITNESS WHEREOF, MERRILL LYNCH PHOENIX FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on October 18, 1995.

                                        MERRILL LYNCH PHOENIX FUND, INC.


                                        By:       /s/ Arthur Zeikel
                                          -----------------------------------
                                                  Arthur Zeikel
                                                  President

Attest:

   /s/ Terry K. Glenn
--------------------------------
       Terry K. Glenn
       Executive Vice President
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        The undersigned, President of MERRILL LYNCH PHOENIX FUND, INC., who
executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof and true in all material respects, under the penalties of perjury.

Dated:   October 18, 1995                   /s/ Arthur Zeikel
                                  ---------------------------------
                                           Arthur Zeikel
                                           President